UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 29, 2006

EDWARDS LIFESCIENCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15525	36-4316614
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

One Edwards Way, Irvine, California		92614
(Address of principal executive offices)		(Zip Code)

(949) 250-2500
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Edwards Lifesciences Corporation (the “Company”) entered into an Amended and Restated Five Year Credit Agreement (the “Amended Agreement”) dated as of September 29, 2006, among the Company, as borrower; the lenders party thereto; JP Morgan Chase Bank, N.A., as Administrative Agent; J.P. Morgan Europe Limited as London Agent; Mizuho Corporate Bank, Ltd. as Tokyo Agent; Bank of America, N.A. as Syndication Agent; and The Bank of Tokyo – Mitsubishi UFJ, Ltd., Mizuho Corporate Bank, Ltd., Suntrust Bank and Wachovia Bank, N.A., as Documentation Agents.  Pursuant to the terms of the Amended Agreement, the lenders identified therein have agreed to lend up to $500 million to the Company and its affiliates for general corporate purposes.  The Amended Agreement also provides a procedure for the lenders to bid on short-term loans to the Company.  A copy of the Amended Agreement is attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Five Year Credit Agreement, dated as of September 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2006

EDWARDS LIFESCIENCES CORPORATION

By:	/s/ Jay P. Wertheim
Jay P. Wertheim
Vice President, Associate General Counsel
and Secretary

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Five Year Credit Agreement, dated September 29, 2006.